Exhibit 10.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of October 22, 2009, to that certain AGREEMENT AND PLAN OF MERGER dated as of September 8, 2009 (the “Original Agreement”), by and among PROSPECT ACQUISTION CORP., a company incorporated under the laws of Delaware (“Prospect”), KW MERGER SUB CORP., a company incorporated under the laws of Delaware and a wholly owned subsidiary of Prospect (“Merger Sub”) and KENNEDY-WILSON, INC., a company incorporated under the laws of Delaware (“KW”).

RECITALS

WHEREAS, the Parties are parties to the Original Agreement; and

WHEREAS, the Parties wish to amend the Original Agreement pursuant to and in accordance with Section 11.2 thereof as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Original Agreement, pursuant to and in accordance with Section 11.2 of the Original Agreement, the Parties agree to amend the Original Agreement as follows:

1.  Definitions.  All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Original Agreement.

2.  Amendment to Background Section.  The fourth full paragraph of the Background section of the Original Agreement shall be deleted in its entirety and replaced with the following:

“Concurrently with the execution of this Agreement, Prospect, the Prospect Founders, De Guardiola Advisors, Inc. (“DGA”), De Guardiola Holdings, Inc. (“DGH”) and KW are entering into a letter agreement, of even date herewith, as may be amended and/or restated from time to time hereafter (as so amended and/or restated, the “Forfeiture Agreement”), in the form attached hereto as Exhibit A, pursuant to which, subject to the terms and conditions set forth therein (i) the Prospect Founders have agreed to the forfeiture and cancellation of 4,750,000 shares of Prospect Common Stock and (ii) Prospect has agreed to issue to DGH an aggregate of 250,000 shares of Prospect Common Stock upon the closing of the transaction contemplated by this Agreement in satisfaction of an obligation of Prospect under its engagement letter with DGA.”

3.  Replacement of Section 6.8.  Section 6.8 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“Section 6.8 Management Incentive Plan.  Prior to Closing, Prospect shall adopt an equity incentive plan (the “Management Incentive Plan”), for the issuance of up to 2,475,000 shares of Prospect Common Stock (the “Management Incentive Shares”) and, effective at the Closing, Prospect shall grant awards under the Management Incentive Plan for the aggregate number of Management Incentive Shares to key employees of the Surviving Corporation in the amounts and upon terms and conditions to be mutually agreed upon between Prospect and KW.

4.  Replacement of Section 8.2(w).  Section 8.2(w) of the Original Agreement shall be deleted in its entirety and replaced with the following:

“(w)  Prospect Founder Forfeited Shares.  The Prospect Founders will have delivered certificates representing 4,750,000 shares of Prospect Common Stock duly endorsed in blank with executed blank stock powers pursuant to the terms of the Forfeiture Agreement.”

5.  Full Force and Effect.  Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof.

6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.  Counterparts; Facsimile Execution.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or electronic execution and delivery of this Amendment is legal, valid and binding for all purposes.

8.  Headings.  All section titles and captions contained in this Amendment are for convenience only and shall not be deemed a part of this Amendment.

9.  Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Amendment are fulfilled to the extent possible.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PROSPECT ACQUISITION CORP.

By:	/s/ DAVID A. MINELLA
Name: David A. Minella
Title: Chairman & CEO
Address: 9130 Galleria Court, Suite 318
Naples, FL 34109

With a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
Attention: Floyd I. Wittlin, Esq.

KW MERGER SUB CORP.

By:	/s/ DAVID A. MINELLA
Name: David A. Minella
Title: President & Secretary
Address: c/o Prospect Acquisition Corp.
9130 Galleria Court, Suite 318
Naples, FL 34104

KENNEDY-WILSON, INC.

By:	/s/ WILLIAM J. MCMORROW
Name: William J. McMorrow
Title: Chief Executive Officer
Address: 9601 Wilshire Blvd.
Beverly Hills, CA 90210